Information Regarding Joint Filers

Designated Filer of Form 4:            Joseph Edelman

Date of Earliest Transaction Required
to be Reported:                        September 20, 1010

Issuer Name and Ticker Symbol:         PENWEST PHARMACEUTICALS CO. [PPCO]

Names:                                 Perceptive Life Sciences Master Fund Ltd.
                                       and Perceptive Advisors LLC

Address:                               Perceptive Advisors LLC
                                       499 Park Avenue, 25th Floor
                                       New York, NY 10022

Signatures:

The undersigned, Perceptive Life Sciences Master Fund Ltd. and Perceptive Advisors LLC, are jointly filing the attached Statement of Changes in Beneficial Ownership of Securities on Form 4 with Joseph Edelman with respect to the beneficial ownership of securities of Penwest Pharmaceuticals Co.

PERCEPTIVE LIFE SCIENCES MASTER FUND LTD.

By: Perceptive Advisors LLC, its investment manager

By: ___________________________________________
    Joseph Edelman, managing member

PERCEPTIVE ADVISORS LLC

By: ___________________________________________
    Joseph Edelman, managing member